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EXHIBIT 99.1

              GEMSTAR ANNOUNCES TRANSITION OF SEC INVESTIGATION TO
                                  FORMAL STATUS

PASADENA, CALIFORNIA - Gemstar-TV Guide International, Inc. [NASDAQ: GMSTE] (the "Company") announced today that the U.S. Securities and Exchange Commission issued a formal order of investigation on October 17, 2002 to determine whether there have been violations of the federal securities laws. The Company previously disclosed that it has been in discussions with the SEC regarding the Company's recently completed internal accounting review. By formalizing this previously informal discussion, the SEC will have the ability to subpoena individuals and entities in order to gather more information. The Company intends to continue to fully cooperate with the SEC as it moves forward in its process.


Safe Harbor Statement

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements that involve risks and uncertainties, including the risks detailed from time to time in the Company's SEC reports, including the most recent reports on Form 10-K, 8-K, and 10-Q, each as it may be amended from time to time. Actual results may differ from our current expectations.